                                                                  EXHIBIT 10.14

                        AGREEMENT


This Agreement is between Dennis Zinkon (the "Player") and TearDrop Golf Company (the "Company") and is made this 29th day of August, 1996. The term of this Agreement shall commence as of this date and continue until December 31, 1996.

1. BASE COMPENSATION: For every Nike Tour Tournament Player uses the TearDrop putter, wears the TearDrop hat and either: A) wears the TearDrop shirt or B) carries the TearDrop bag, Company shall pay Player $250 per week. Company shall provide a reasonable quantity of hats, shirts and/or golf bag. Player will compete in the world match play championship, PGA tour school qualifying and other tournaments. Player and Company will agree to a similar compensation package for these tournaments based upon their format.

2.  ADDITIONAL COMPENSATION:

    A. MAKING THE CUT - for every week Player qualifies for compensation under paragraph one, and Player makes the cut, Player shall earn an additional $250 per tournament.

    B.  TOURNAMENT BONUSES
         1. WIN - Every time Player wins a Nike Tour Tournament Company shall pay Player $10,000.
         2. PLACE 2ND - Every time Player finishes second in a Nike Tour Tournament, Company shall pay Player $1,000.
         3. PLACE 3RD. - Every time Player finishes third in a Nike Tour Tournament, Company shall pay Player $500.

3. PERSONAL APPEARANCES: Player shall make 1 personal appearance if so requested by the Company. Company shall pay for Player's travel expenses and lodging and said appearances shall not interfere with Player's tournament or golf schedule.

4. PLAYER'S ENDORSEMENT: Player hereby endorses the Teardrop Putter and grants the Company permission to use Player's name and likeness for promotional purposes. Player recognizes the Company plans an initial public offering and authorizes Company to use Player's endorsements in any prospectus associated with the public offering.

The Company
TearDrop Golf Company

By: /s/ Brian Hochman
   ---------------------------
     Brian Hochman

The Player:


/s/ Dennis Zinkon
------------------------------
Dennis Zinkon